EXECUTION VERSION

Exhibit 2.1

Agreement and Plan of Merger

October 9, 2012

AGREEMENT AND PLAN OF MERGER

dated as of

October 9, 2012

by and between

LCNB CORP.

and

FIRST CAPITAL BANCSHARES, INC.

TABLE OF CONTENTS

Page

ARTICLE I – CERTAIN DEFINITIONS

1

1.01

Certain Definitions

1

ARTICLE II – THE MERGER

8

2.01

The Parent Merger

8

2.02

The Subsidiary Merger

9

2.03

Effectiveness of Parent Merger

9

2.04

Effective Date and Effective Time

9

ARTICLE III – MERGER CONSIDERATION

10

3.01

Merger Consideration

10

3.02

Rights as Shareholders; Share Transfers

11

3.03

Election and Exchange and Payment Procedures

11

3.04

Dissenting Shares

16

ARTICLE IV – ACTIONS PENDING CONSUMMATION OF MERGER

16

4.01

Forbearances of First Capital

16

4.02

Forbearances by LCNB

20

ARTICLE V – REPRESENTATIONS AND WARRANTIES

20

5.01

Disclosure Schedules

20

5.02

Standard

20

5.03

Representations and Warranties of First Capital

20

5.04

Representations and Warranties of LCNB

34

ARTICLE VI – COVENANTS

41

6.01

Reasonable Best Efforts

41

6.02

Shareholder Approval

42

6.03

Registration Statement; Proxy Statement/Prospectus

41

6.04

Press Releases

42

6.05

Access; Information

43

6.06

Acquisition Proposals; Break Up Fee

44

6.07

Takeover Laws

44

6.08

Intentionally blank

44

6.09

Regulatory Applications

44

6.10

Employment Matters; Employee Benefits; Advisory Board

45

6.11

Notification of Certain Matters

47

6.12

Intentionally blank

47

6.13

Consents

47

6.14

Insurance Coverage

47

6.15

Correction of Information

47

i

6.16

Confidentiality

47

6.17

Regulatory Matters

48

6.18

Indemnification

48

6.19

Affiliates

48

6.20

Environmental Assessments

48

6.21

Tax Treatment

48

ARTICLE VII - CONDITIONS TO CONSUMMATION OF THE MERGER; CLOSING

49

7.01

Conditions to Each Party’s Obligation to Effect the Merger

49

7.02

Conditions to Obligation of First Capital

49

7.03

Conditions to Obligation of LCNB

50

7.04

Closing

51

ARTICLE VIII – TERMINATION

51

8.01

Termination

51

8.02

Effect of Termination and Abandonment, Enforcement of Agreement

52

ARTICLE IX – MISCELLANEOUS

52

9.01

Survival

52

9.02

Waiver; Amendment

52

9.03

Counterparts

52

9.04

Governing Law

52

9.05

Expenses

52

9.06

Notices

53

9.07

Entire Understanding; No Third Party Beneficiaries

53

9.08

Interpretation; Effect

54

9.09

Waiver of Jury Trial

54

9.10

Successors and Assigns; Assignment

54

EXHIBIT A

Form of Voting Agreement

ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of October 9, 2012 (hereinafter referred to as this “Agreement”), by and between LCNB CORP., an Ohio corporation (hereinafter referred to as “LCNB”), and FIRST CAPITAL BANCSHARES, INC., an Ohio corporation (hereinafter referred to as “First Capital”).

WITNESSETH

WHEREAS, LCNB is a registered financial holding company and owns all of the outstanding shares of LCNB National Bank, a national bank chartered under the laws of the United States, with its principal office located in Lebanon, Ohio (hereinafter referred to as “Bank”);

WHEREAS, First Capital is a registered bank holding company and owns all of the outstanding shares of Citizens National Bank, a national bank chartered under the laws of the United States, with its principal office located in Chillicothe, Ohio (hereinafter referred to as “Citizens”);

WHEREAS, the Boards of Directors of LCNB and First Capital believe that the merger of First Capital with and into LCNB, followed by the merger of Citizens with and into Bank, each in accordance with the terms and subject to the conditions of this Agreement, would be in the best interests of the shareholders of LCNB and First Capital; and

WHEREAS, the Boards of Directors of LCNB and First Capital intend for the Merger to qualify as a reorganization with the meaning of Section 368 of the Code, and that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.

WHEREAS, the Boards of Directors of LCNB and First Capital have each approved this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, LCNB and First Capital, intending to be legally bound, hereby agree as follows:

ARTICLE I

Certain Definitions

1.01

Certain Definitions.  The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 6.06(a).

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Aggregate Cash Consideration” has the meaning set forth in Section 3.01(b)(ii).

“Aggregate Consideration” has the meaning set forth in Section 3.01(b)(i).

“Aggregate Stock Consideration” has the meaning set forth in Section 3.01(b)(iii).

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

“Agreement to Merge” has the meaning set forth in Section 2.02.

“Associate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Bank” has the meaning set forth in the recitals to this Agreement.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Business Day” means any day other than a Saturday or Sunday or any other day on which national banks in the United States are authorized or required by law to be closed for business.

“Cash Election Shares” has the meaning set forth in Section 3.03(b).

“Citizens” has the meaning set forth in the recitals to this Agreement.

“Closing Date” means the date on which the Parent Merger is consummated.

“Closing Value” means the 4:00 p.m. Eastern Time closing price per share of LCNB Common Shares on the NASDAQ Capital Market on the Closing Date.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compensation and Benefit Plans” has the meaning set forth in Section 5.03(m)(i) with respect to First Capital and Citizens plans, and Section 5.04(r) with respect to LCNB and Bank plans.

“Consultants” has the meaning set forth in Section 5.03(m)(i).

“D&O Policy” has the meaning set forth in Section 6.18(b).

“Determination Letter” has the meaning set forth in Section 6.10(c).

“Directors” has the meaning set forth in Section 5.03(m)(i).

“Disclosure Schedule” has the meaning set forth in Section 5.01.

“Dissenting Shares” means any First Capital Common Shares held by a holder who properly demands and perfects dissenters’ rights with respect to such shares in accordance with applicable provisions of the OGCL.

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” means the effective time of the Parent Merger, as provided for in Section 2.04.

“Election Deadline” has the meaning set forth in Section 3.03(c).

“Election Form” has the meaning set forth in Section 3.03(b).

“Employees” has the meaning set forth in Section 5.03(m)(i).

“Environmental Laws” means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 5.03(m)(iii).

“ERISA Affiliate Plan” has the meaning set forth in Section 5.03(m)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.03(a).

“Exchange Fund” has the meaning set forth in Section 3.03(f).

“Exchange Ratio” shall mean:

(a)

if the LCNB Market Price is equal to or less than $14.53, and equal to or greater than $11.89, then 2.329;

(b)

if the LCNB Market Price is less than $11.89, then a quotient (rounded to the nearest one-thousandth) obtained by dividing $27.69 by the LCNB Market Price; or

(c)

if the LCNB Market Price is greater than $14.53, then a quotient (rounded to the nearest one-thousandth) obtained by dividing $33.84 by the LCNB Market Price.

“Executive Employment Agreements” means and shall refer to the Change in Control Agreements between Citizens and each of Lori Raines, Benjamin Reynolds, Jeffery Meeker and Thomas W. Beard, each dated as of July 1, 2012.

“FDIA” means the Federal Deposit Insurance Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“First Capital” has the meaning set forth in the preamble to this Agreement.

“First Capital 401(k) Plan” has the meaning set forth in Section 6.10(c).

 “First Capital Articles” means the Articles of Incorporation of First Capital, as amended.

“First Capital Board” means the Board of Directors of First Capital.

“First Capital Common Shares” means the shares of common stock, without par value, of First Capital.

“First Capital’s Financial Statements” has the meaning set forth in Section 5.03(g)(i).

“First Capital Group” has the meaning set forth in Section 5.03(q)(vii).

“First Capital Meeting” has the meaning set forth in Section 6.02.

“First Capital Regulations” means the regulations of First Capital, as amended.

“First Capital Shareholder Adoption” has the meaning set forth in Section 5.03(d).

“FRB” means the Board of Governors of the Federal Reserve System.

“Governmental Authority” means any court, arbitration panel, administrative agency or commission or other federal, state or local governmental authority or instrumentality (including, without limitation, any Regulatory Authority).

“Hazardous Materials” means, collectively, (a) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations promulgated thereunder, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended through the date hereof, or regulations promulgated thereunder, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable federal, state or local law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.

“Indemnified Parties” has the meaning set forth in Section 6.18(a).

“Information” has the meaning set forth in Section 6.16.

“IRS” has the meaning set forth in Section 5.03(m)(ii).

“Knowledge” means, with respect to LCNB, the Knowledge of any officer of LCNB with the title of Chairman, Chief Executive Officer, President or Chief Financial Officer, and, with respect to First Capital, the Knowledge of any officer of First Capital with the title of Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Credit Officer, Senior Loan Officer, Chief Operating Officer or Senior Vice President.  An officer of LCNB or First Capital shall be deemed to have “knowledge” of a particular fact or matter if such officer is actually aware of such fact or matter or a prudent individual would be reasonably expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter.

“LCNB” has the meaning set forth in the preamble to this Agreement.

“LCNB Articles” means the Articles of Incorporation of LCNB, as amended.

“LCNB Board” means the Board of Directors of LCNB.

“LCNB Common Shares” means shares of Common Stock, without par value, of LCNB.

“LCNB Market Price” shall mean the average closing sale price of an LCNB Common Share on the NASDAQ – Capital Market during the twenty-five (25) consecutive trading days immediately preceding the Closing Date.

“LCNB Regulations” means the regulations of LCNB, as amended.

“LCNB Transfer Agent” means Registrar and Transfer Company.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Material Adverse Effect” means, with respect to LCNB or First Capital, as the context may require, any effect that (i) is or is reasonably likely to be material and adverse to the financial position, results of operations or business of LCNB and Bank, taken as a whole, or First Capital and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either LCNB or First Capital to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates; (b) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement or the transactions contemplated herein; (c) actions or omissions of a party which have been waived in accordance with Section 9.02 hereof; or (d) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States.

“Material Contracts” has the meaning set forth in Section 5.03(k)(ii).

“Maximum Aggregate Cash Consideration” has the meaning set forth in Section 3.01(b)(ii).

“Maximum Aggregate Stock Consideration” has the meaning set forth in Section 3.01(b)(iii).

“Merger” collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Section 2.02.

“Merger Consideration” means the Per Share Cash Consideration and the Per Share Stock Consideration.

“Minimum Aggregate Cash Consideration” has the meaning set forth in Section 3.01(b)(ii).

”Minimum Aggregate Stock Consideration” has the meaning set forth in Section 3.01(b)(iii).

“No Election Shares” has the meaning set forth in Section 3.03(b).

“OCC” means the Office of the Comptroller of the Currency.

“OGCL” means the Ohio General Corporation Law.

“Old Certificates” has the meaning set forth in Section 3.03(b).

“OSS” means the Office of the Secretary of State of the State of Ohio.

“Parent Merger” has the meaning set forth in Section 2.01(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Per Share Cash Consideration” has the meaning set forth in Section 3.01(a).

“Per Share Stock Consideration” has the meaning set forth in Section 3.01(a).

“Person” means any individual, financial institution, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

“Pension Plan” has the meaning set forth in Section 5.03(m)(ii).

“Previously Disclosed” by a party shall mean information set forth in its Disclosure Schedule.

“Proxy Statement/Prospectus” has the meaning set forth in Section 6.03(a).

“Reallocated Cash Shares” has the meaning set forth in Section 3.03(d).

“Reallocated Stock Shares” has the meaning set forth in Section 3.03(d).

“Registration Statement” means the Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended, filed by LCNB to register with the SEC the LCNB Common Shares that will be issued to the shareholders of First Capital in the Merger.

“Regulatory Authorities” has the meaning set forth in Section 5.03(i)(i).

“Regulatory Orders” has the meaning set forth in Section 5.03(i)(i).

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

“Resulting Bank” has the meaning set forth in Section 2.02.

“Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Stock Election Shares” has the meaning set forth in Section 3.03(b).

“Subsidiary” and “Significant Subsidiary” have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

“Subsidiary Merger” has the meaning set forth in Section 2.02.

“Surviving Corporation” has the meaning set forth in Section 2.01(a).

“Takeover Laws” has the meaning set forth in Section 5.03(o).

“Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, commercial activity, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment and all other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date and any transferee liability in respect of any such items.

“Tax Returns” means any return, amended return, statement, form, claim for refund or other report (including elections, declarations, disclosures, schedules, estimates and information returns) with respect to any Tax, including any amendments thereof.

“Treasury” means the United States Department of Treasury.

“Treasury Shares” means First Capital Common Shares held by First Capital or any of its Subsidiaries other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

“Voting Agreement” means the Voting Agreement in the form attached hereto as Exhibit A entered into as of the date hereof by and among LCNB and certain shareholders of First Capital.

ARTICLE II

The Merger

2.01

The Parent Merger.

(a)

The Parent Merger.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, First Capital shall merge with and into LCNB (the “Parent Merger”), LCNB shall survive the Parent Merger and continue to exist as an Ohio corporation (LCNB, as the surviving corporation in the Parent Merger, is sometimes referred to herein as the “Surviving Corporation”), and the separate corporate existence of First Capital shall cease.  At the Effective Time:

(i)

The LCNB Articles, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the OGCL;

(ii)

The LCNB Regulations, as in effect immediately prior to the Effective Time, shall be the regulations of the Surviving Corporation until amended in accordance with the OGCL; and

(iii)

Each individual serving as a director of LCNB immediately prior to the Effective Time shall remain a director of the Surviving Corporation for the balance of the term for which such individual was elected and shall serve as such until his or her successor is duly elected and qualified in the manner provided for in the LCNB Articles and the LCNB Regulations or as otherwise provided by the OGCL or until his or her earlier death, resignation or removal in the manner provided in the LCNB Articles or the LCNB Regulations or as otherwise provided by the OGCL.

(b)

Option to Change Method of Merger.  LCNB may at any time prior to the Effective Time change the method of effecting the Parent Merger and/or the Subsidiary Merger (including, without limitation, the provisions of this Article II), if and to the extent LCNB deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall:

(i)

alter or change the amount or kind of consideration to which the holders of First Capital Common Shares are entitled in accordance with the terms and subject to the conditions of this Agreement;

(ii)

likely materially impede or delay receipt of required regulatory approval or the  consummation of the transactions contemplated by this Agreement; or

(iii)

cause the Merger not to qualify as a reorganization under Section 368 of the Code.

First Capital, if requested in writing by LCNB, shall enter into one or more amendments to this Agreement in order to effect any such change.

2.02

The Subsidiary Merger.  At the time specified by Bank in its certificate of merger filed with the OCC (which shall not be earlier than the Effective Time), Citizens shall merge with and into Bank (the “Subsidiary Merger”) pursuant to an agreement to merge (the “Agreement to Merge”) to be executed by Citizens and Bank and filed with the OCC.  Upon the consummation of the Subsidiary Merger, the separate corporate existence of Citizens shall cease and Bank shall survive the Subsidiary Merger and continue to exist as a national bank (Bank, as the resulting bank in the Subsidiary Merger, is sometimes referred to herein as the “Resulting Bank”) and the separate corporate existence of Citizens shall cease.  The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to herein as the “Merger”.

2.03

Effectiveness of Parent Merger.  Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, the Parent Merger shall become effective upon the latest to occur of the following:  (a) the filing of certificates of merger with the OSS; or (b) such later date and time as may be set forth in such certificates of merger.  The Parent Merger shall have the effects prescribed in the OGCL.

2.04

Effective Date and Effective Time.  Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, LCNB and First Capital shall cause the effective date of the Parent Merger (the “Effective Date”) to occur as soon as practicable, but in any event no later than fifteen (15) calendar days after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement; provided, however, that the Effective Date shall not fall after the date specified in Section 8.01(c) or after the date or dates on which any Regulatory Authority approval or any extension thereof expires.  The time on the Effective Date when the Parent Merger shall become effective is referred to herein as the “Effective Time”.

ARTICLE III

Merger Consideration.

3.01

Merger Consideration.

At the Effective Time, by virtue of the Parent Merger and without any action on the part of the holder thereof :

(a)

Conversion of First Capital Common Shares.  Subject to Sections 3.03 and 3.04, each First Capital Common Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, at the election of the holder thereof, the following:

(i)

a number of LCNB Common Shares determined by application of the Exchange Ratio (the “Per Share Stock Consideration”);

(ii)

cash in the amount of $30.76 (the “Per Share Cash Consideration”); or

(iii)

a combination of the Per Share Stock Consideration and the Per Share Cash Consideration.

(b)

Aggregate Consideration.

(i)

The “Aggregate Consideration” shall mean the Aggregate Cash Consideration plus the Aggregate Stock Consideration.  The Aggregate Consideration for purposes of this Agreement shall be $19,566,497.52, based on an agreed purchase price of $30.76 multiplied by 636,102 shares of First Capital Common Stock.

(ii)

The “Aggregate Cash Consideration” for purposes of this Agreement shall be an amount equal to the Per Share Cash Consideration multiplied by the sum of the Cash Election Shares (subject to the adjustment pursuant to Section 3.03(d)) plus the Reallocated Cash Shares, if any; provided, however, in no event will the Aggregate Cash Consideration be greater than 50% of the Aggregate Consideration (the “Maximum Aggregate Cash Portion”) or less than 40% of the Aggregate Consideration (the “Minimum Aggregate Cash Portion”).

(iii)

The “Aggregate Stock Consideration” for purposes of this Agreement shall be a dollar amount equal to the LCNB Market Price multiplied by the sum of the Stock Election Shares (subject to adjustment pursuant to Section 3.03(d)) plus the Reallocated Stock Shares, if any; provided, however, in no event will the Aggregate Stock Consideration be greater than 60% of the Aggregate Consideration (the “Maximum Aggregate Stock Consideration”) or less than 50% of the Aggregate Consideration (the “Minimum Aggregate Stock Consideration”).

(iv)

If the number of First Capital Common Shares issued and outstanding immediately prior to the Effective Time exceeds the number of First Capital

Common Shares issued and outstanding as of the date hereof, the Aggregate Consideration will not be adjusted as a result of such excess, though appropriate adjustments will be made to the Per Share Stock Consideration and the Per Share Cash Consideration.

(c)

Treasury Shares.  All Treasury Shares shall be canceled and retired at the Effective Time and no Merger Consideration shall be issued in exchange therefor.

3.02

Rights as Shareholders; Share Transfers.  At the Effective Time, holders of First Capital Common Shares shall cease to be, and shall have no rights as, shareholders of First Capital, other than (a) to receive any dividend or other distribution with respect to such First Capital Common Shares with a record date occurring prior to the Effective Time, (b) to receive the Merger Consideration, and (c) appraisal rights in the case of Dissenting Shares.  After the Effective Time, there shall be no transfers on the stock transfer books of First Capital or the Surviving Corporation of any First Capital Common Shares.

3.03

Election and Exchange and Payment Procedures.

(a)

Exchange Agent.  Registrar and Transfer Company will act as agent (the “Exchange Agent”) for purposes of conducting the exchange and payment procedures as described in this Section 3.03.

(b)

Election Procedure.  An election form in such form as First Capital and LCNB shall mutually agree (an “Election Form”) shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of First Capital Common Shares as of a record date which shall be the same date as the record date for eligibility to vote on the Merger.  The “Mailing Date” shall be no later than three (3) business days following the date on which proxy materials relating to the Merger are mailed to holders of shares of First Capital Common Shares.  LCNB shall make available Election Forms as may be reasonably requested by all persons who become holders of First Capital Common Shares after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined below), and First Capital shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein.  Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive LCNB Common Shares with respect to all of such holder's First Capital Common Shares, (ii) to elect to receive cash with respect to all of such holder's First Capital Common Shares, (iii) to elect to receive cash with respect to some of such holder's First Capital Common Shares and to receive LCNB Common Shares with respect to such holder's remaining First Capital Common Shares, or (iv) to indicate that such holder makes no such election with respect to such holder's First Capital Common Shares ("No Election Shares").  Any First Capital Common Shares with respect to which the holder has elected to receive cash are hereinafter referred to as "Cash Election Shares," and any First Capital Common Shares with respect to which the holder has elected to receive LCNB Common Shares are hereinafter referred to as "Stock Election Shares."  Any First Capital Common Shares with respect to which the holder thereof shall not have made, as of the Election Deadline, an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No Election Shares.  Any Dissenting

Shares shall be deemed to be Cash Election Shares for purposes of the allocation provisions of Subsection (d) below, but in no event shall such shares be classified as Reallocated Stock Shares.

(c)

Election Deadline; Revocation or Modification of Election.  For purposes of this Agreement, the term "Election Deadline" shall mean 5:00 p.m. Eastern Time on the 30th day following, but not including, the date of mailing of the Election Form, or such other date upon which LCNB and First Capital shall mutually agree prior to the Effective Time.  Any election to receive cash, LCNB Common Shares or a combination of cash and LCNB Common Shares shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline, accompanied by one or more certificates theretofore representing First Capital Common Shares (“Old Certificate(s)”) (or customary affidavits and, if required by LCNB pursuant to Section 3.03(h), indemnification regarding the loss or destruction of such Old Certificates) representing all First Capital Common Shares covered by such Election Form, together with duly executed transmittal materials included with the Election Form.  Any submitted Election Form may be revoked or changed by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent prior to the Election Deadline.  All elections shall be revoked automatically if the Exchange Agent is notified in writing by LCNB and First Capital that this Agreement has been terminated.  The Exchange Agent shall be required to make all determinations as to when any election, modification or revocation has been received and whether any such election, modification or revocation has been properly made.

(d)

Reallocation of LCNB Common Shares and Cash.  The Exchange Agent shall effect the allocation among holders of First Capital Common Shares of rights to receive cash, LCNB Common Shares, or a combination of cash and LCNB Common Shares in accordance with the Election Forms as follows:

(i)

If the number of Cash Election Shares multiplied by the Per Share Cash Consideration is less than the Minimum Aggregate Cash Consideration, then:

(1)

each of the Cash Election Shares (other than Dissenting Shares) shall be converted into the right to receive the Per Share Cash Consideration;

(2)

the Exchange Agent will designate first among the No Election Shares and then from the Stock Election Shares (by the method described in Subsection (e) below), a sufficient number of such shares to receive the Per Share Cash Consideration (such redesignated shares hereinafter referred to as "Reallocated Cash Shares") such that the product of (A) the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares, multiplied by (B) the Per Share Cash Consideration, equals the Minimum Aggregate Cash Consideration, and each of the Reallocated Cash Shares shall be converted into the right to receive the Per Share Cash Consideration; and

(3)

each of the No Election Shares and Stock Election Shares that are not Reallocated Cash Shares shall be converted into the right to receive the Per Share Stock Consideration.

(ii)

If the number of Cash Election Shares multiplied by the Per Share Cash Consideration is greater than the Maximum Aggregate Cash Consideration, then:

(1)  each of the Stock Election Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration;

(2)  the Exchange Agent will designate among the Cash Election Shares (other than Dissenting Shares)  (by the method described in Subsection (e) below), a sufficient number of such shares to receive the Per Share Stock Consideration (such redesignated shares hereinafter referred to as "Reallocated Stock Shares") such that the product of (A) the number of remaining Cash Election Shares multiplied by (B) the Per Share Cash Consideration equals the Maximum Aggregate Cash Consideration, and each of the Reallocated Stock Shares shall be converted into the right to receive the Per Share Stock Consideration; and

(3)

each of the Cash Election Shares (other than Dissenting Shares) that are not Reallocated Stock Shares shall be converted into the right to receive the Per Share Cash Consideration.

(iii)

If the number of Cash Election Shares (including Dissenting Shares) multiplied by the Per Share Cash Consideration is less than or equal to the Maximum Aggregate Cash Consideration and greater than or equal to the Minimum Aggregate Cash Consideration, then subparagraphs (i) and (ii) above shall not apply, and all No Election Shares and all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration and all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration.

(e)

Method of Designation.

(i)

If the Exchange Agent is required pursuant to Subsection (d) to designate from among all No Election Shares the Reallocated Cash Shares to receive the Per Share Cash Consideration, each holder of No Election Shares shall have a pro rata portion (based on such holder's No Election Shares relative to all No Election Shares) of such holder's No Election Shares designated as Reallocated Cash Shares.

(ii)

If the Exchange Agent is required pursuant to Subsection (d) to designate from among all Stock Election Shares the Reallocated Cash Shares to receive the Per Share Cash Consideration, each holder of Stock Election Shares shall have a pro rata portion (based on such holder's Stock Election Shares relative to all Stock Election Shares) of such holder's Stock Election Shares designated as Reallocated Cash Shares.

(iii)

If the Exchange Agent is required pursuant to Subsection (d) to designate from among all Cash Election Shares the Reallocated Stock Shares to receive the Per Share Stock Consideration, each holder of Cash Election Shares (except Dissenting Shares) shall have a pro rata portion (based on such holder's Cash Election Shares relative to all Cash Election Shares) of such holder's Cash Election Shares designated as Reallocated Stock Shares.

(f)

Exchange Fund.  At or prior to the Effective Time, LCNB shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates, for exchange in accordance with this Article III, an estimated amount of cash (such cash, together with any dividends or distributions with a record date occurring on or after the Effective Time with respect thereto without any interest on any such cash, dividends or distributions, being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding First Capital Common Shares.  Promptly after the Effective Time, and in any event no later than three (3) Business Days after the Effective Time, the Exchange Agent shall distribute LCNB Common Shares and make payment of such cash as provided herein.  The Exchange Agent shall not be entitled to vote or to exercise any rights of ownership with respect to the LCNB Common Shares held by it from time to time hereunder, except that it shall receive and hold in trust for the recipients of the LCNB Common Shares until distributed thereto pursuant to the provision of this Agreement all dividends or other distributions paid or distributed with respect to such LCNB Common Shares for the account of the persons entitled thereto.

(g)

Surrender of Old Certificates Following the Effective Time.

(i)

Appropriate transmittal materials (“Letter of Transmittal”) in a form satisfactory to LCNB and First Capital shall be mailed by the Exchange Agent as soon as practicable after the Effective Time (and in any event not later than five (5) Business Days following the Effective Time) to each holder of record of First Capital Common Shares as of the Effective Time who did not previously submit a completed Election Form.  A Letter of Transmittal will be deemed properly completed only if accompanied by the Old Certificates to be converted thereby.

(ii)

The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as LCNB and First Capital may reasonably determine and (iii) include instructions for use in effecting the surrender of the Old Certificates in exchange for the Merger Consideration.  Upon the proper surrender of the Old Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Old Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of LCNB Common Shares that such holder has the right to receive pursuant to Sections 3.01 and 3.03, if any, and a check in the amount equal to the cash that such holder has the right to receive pursuant to Sections 3.01 and 3.03, if any (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Sections 3.01 and 3.03, and any dividends or other distributions to which such holder is entitled pursuant to Section 3.02).  Old Certificates so surrendered shall forthwith be canceled.  As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute LCNB Common Shares and cash as provided herein.  If there is a transfer of ownership of any shares of First Capital Common Shares not registered in the transfer records of First Capital, the Merger Consideration shall be issued to the transferee thereof if the Old Certificates representing such First Capital Common Shares are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of LCNB and the

Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(iii)

No dividends or other distributions declared or made after the Effective Time with respect to LCNB Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of LCNB Common Stock hereunder until such person surrenders his or her Old Certificates in accordance with this Section 3.03.  Upon the surrender of such person’s Old Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of LCNB Common Stock represented by such person’s Old Certificates.

  (h)

Lost Certificates.  If there shall be delivered to the Exchange Agent by any person who is unable to produce any Old Certificate for surrender to the Exchange Agent in accordance with this Article III:

(i)

Evidence to the reasonable satisfaction of the Surviving Corporation that such Old Certificate has been lost, wrongfully taken, or destroyed;

(ii)

A bond in such amount as the Surviving Corporation or the Exchange Agent may reasonably request as indemnity against any claim that may be made against the Surviving Corporation and/or the Exchange Agent with respect to such Old Certificate; and

(iii)

Evidence to the reasonable satisfaction of the Surviving Corporation that such person was the owner of the First Capital Common Shares represented by each such Old Certificate claimed by him or her to be lost, wrongfully taken or destroyed and that he or she is the person who would be entitled to present such Old Certificate for exchange pursuant to this Agreement;

then the Exchange Agent, in the absence of actual notice to it that any First Capital Common Shares represented by any Old Certificate has been acquired by a bona fide purchaser, shall deliver to such person the cash that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed Old Certificate.

(i)

Release of Exchange Fund.  Any portion of the Exchange Fund that remains unclaimed by the shareholders of First Capital for twelve (12) months after the Effective Time shall be paid to LCNB.  Any shareholders of First Capital who have not theretofore complied with this Article III shall thereafter look only to LCNB for payment of the Merger Consideration.  Notwithstanding the foregoing, neither the Exchange Agent nor LCNB shall be liable to any former holder of First Capital Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(j)

No Fractional LCNB Common Shares.

(i)

No certificates or scrip representing fractional LCNB Common Shares shall be issued upon the surrender for exchange of Old Certificates, and such fractional LCNB Common Share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

(ii)

Each holder of First Capital Common Shares who would otherwise be entitled to receive a fractional LCNB Common Share shall receive from the Exchange Agent an amount of cash equal to the product obtained by multiplying (a) the fractional LCNB Common Share interest to which such holder (after taking into account all First Capital Common Shares held at the Effective time by such holder) would otherwise be entitled by (b) the Closing Value.

(k)

No Liability.  None of LCNB, First Capital, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of First Capital Common Shares for any payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of a fractional LCNB Common Share interest, the Per Share Insurance Payment or any dividends or distributions with respect to LCNB Common Shares delivered to a public official if required by any applicable abandoned property, escheat or similar law.

(l)

Withholding Rights.  LCNB or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of First Capital Common Shares such amounts as LCNB or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of domestic or foreign tax law (whether national, federal, state, provincial, local or otherwise).  To the extent that amounts are so withheld and paid over to the appropriate taxing authority by LCNB or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the First Capital Common Shares.

(m)

Waiver.  The Surviving Corporation may from time to time, in the case of one or more Persons, waive one or more of the rights provided to it in this Article III to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

3.04

Dissenting Shares.  Anything contained in this Agreement or elsewhere to the contrary notwithstanding, any holder of an outstanding First Capital Common Share that seeks relief as a dissenting shareholder under Section 1701.85 of the OGCL shall thereafter have only such rights (and shall have such obligations) as are provided therein, and the Surviving Corporation shall be required to deliver only such cash payments to which the Dissenting Shares are entitled pursuant to Section 1701.85 of the OGCL.  If any holder of Dissenting Shares shall forfeit such right to payment of the fair value under Section 1701.85 of the OGCL, each holder’s Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest.

ARTICLE IV

Actions Pending Consummation of Merger

4.01

Forbearances of First Capital.  From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or required by an applicable

Regulatory Order, law or regulation without the prior written consent of LCNB, which consent shall not be unreasonably withheld, First Capital shall not, and shall cause each of its Subsidiaries not to:

(a)

Ordinary Course.  Conduct the business of First Capital and its Subsidiaries other than in the ordinary and usual course, consistent with past practices, or fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, vendors, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon First Capital’s ability to perform any of its material obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement, or enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by applicable law or policies imposed by any Governmental Authority or by any applicable Regulatory Order.

(b)

Capital Stock.   Other than pursuant to obligations that arose prior to the date hereof that have been previously disclosed in writing to LCNB, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional First Capital Common Shares, other capital stock of First Capital or any Rights, (ii) enter into any agreement with respect to the foregoing, (iii) permit any additional First Capital Common Shares to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, or (iv) effect any recapitalization, reclassification, stock split, or similar change in capitalization.

(c)

Dividends; distributions; adjustments.  (i) Make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock, other than regular semi-annual cash dividends not to exceed the lesser of (A) $0.35 per share or (B) 60% of First Capital’s net income per share earned during the period from June 30, 2012 to the date the dividend is declared, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(d)

Compensation; Employment Agreements.  Enter into, modify, amend, renew or terminate any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, consultant, officer or employee of First Capital or its Subsidiaries, hire or engage any full-time employee or consultant, other than as replacements for positions existing on the date hereof, or grant any salary or wage increase or bonus or increase any employee benefit (including incentive or bonus payments), except:  (i) changes to agreements or arrangements required by applicable law, (ii) as may be required by existing agreements that have previously been disclosed in writing to LCNB and (iii) the payment of accrued employee bonuses in an aggregate amount not to exceed $35,000.

(e)

Benefit Plans.  Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by applicable law, (ii) as contemplated by this Agreement or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, change in control, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (including related administrative services contracts), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, consultant, officer or employee of First Capital or its Subsidiaries, or take any action to accelerate the payment of benefits or the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

(f)

Dispositions.  Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary and usual course of business for full and fair consideration actually received.

(g)

Acquisitions.  Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other Person, except in the usual and ordinary course of operating a community bank.

(h)

Governing Documents.  Amend the First Capital Articles, the First Capital Regulations or the articles of incorporation, articles of association, regulations or bylaws (or similar governing documents) of any of First Capital’s Subsidiaries.

(i)

Accounting Methods.  Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

(j)

Material Contracts.  Enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

(k)

Claims.  Settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually not to exceed $50,000 or in the aggregate not to exceed $100,000 for all such settlements.

(l)

Adverse Actions.  Take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority.

(m)

Risk Management.  Except pursuant to applicable law or as required by any Governmental Authority, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies with respect to managing its exposure to interest rate and other risk; (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk or other risk; or (iv) fail to follow its existing policies or practices with respect to managing its fiduciary risks.

(n)

Borrowings.  Borrow or agree to borrow any funds, including but not limited to pursuant to repurchase transactions, or directly or indirectly guarantee or agree to guarantee any obligations of any other Person, except in each case in the ordinary course of business and with a final maturity of less than one year.

(o)

Indirect Loans.  Make or purchase any indirect or brokered loans, except for indirect consumer installment loans in the ordinary course and consistent with past practices and sale and sound banking practices.

(p)

Capital Expenditures.  Make any capital expenditure or capital additions or improvements which individually exceed $5,000 or in the aggregate exceed $15,000, other than pursuant to binding commitments existing on the date hereof that have been previously disclosed in writing to LCNB.

(q)

Lending.  (i) Establish any new lending programs or make any changes in the policies of any Subsidiary of First Capital concerning which Persons may approve loans;
(ii) originate or issue a commitment to originate any loan in a principal amount in excess of $250,000 with respect to residential real estate loans and $500,000 with respect to commercial or commercial real estate loans, other than pursuant to binding written commitments to lend existing on the date hereof that have been previously disclosed in writing to LCNB; or (iii) materially modify, change or amend any loan with a principal balance outstanding in excess of $250,000 or any documents, agreement or collateral related thereto.

(r)

 Taxes.  (i) Fail to prepare or file, or cause to be prepared or filed, in a timely manner consistent with past practice all Tax Returns that are required to be filed (with extensions) at or before the Effective Time; (ii) fail to timely pay any Tax due (whether or not required to be shown on any such Tax Returns); or (iii) make, change or revoke any Tax election or Tax accounting method, file any amended Tax return, settle any Tax claim or assessment or consent to the extension or waiver of any statute of limitations with respect to Taxes (or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund of Taxes or file any amended Tax Return).

(s)

Offices and Facilities.  (i) Open, close or relocate any offices at which business is conducted (including any ATMs); or (ii) fail to use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted.

(t)

Interest Rates.  Increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner generally consistent with past practices in relation to rates prevailing in the relevant market.

(u)

Foreclosures.  Foreclose upon or otherwise take title to or possession or control of any real property or entity thereon without first obtaining a Phase I Environmental Site Assessment performed pursuant to ASTM E1527-05 thereon which indicates that the property is free of Hazardous Material; provided, however, that no such report shall be required to be obtained with respect to single-family residential real property of one acre or less to be foreclosed upon unless First Capital or Citizens has reason to believe such real property may contain any such Hazardous Material.

(v)

Intentionally Blank.

(w)

Commitments.  Agree or commit to do any of the foregoing.

4.02

Forbearances by LCNB.  From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or required by an applicable Regulatory Order, law or regulation, without the prior written consent of First Capital, which consent shall not be unreasonably withheld, LCNB shall not, and shall cause each of its Subsidiaries not to:

(a)

take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

(b)

take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied or in a violation of any provision of this Agreement;

(c)

knowingly take action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or

(d)

agree to take, make any commitment to take, or adopt any resolutions of  its Board of Directors in support of, any of the actions prohibited by this Section 4.02.

ARTICLE V

Representations and Warranties

5.01

Disclosure Schedules.  On or prior to the date hereof, LCNB delivered to First Capital a schedule, and First Capital delivered to LCNB a schedule (each respectively, its “Disclosure Schedule”), setting forth, among other things, items the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof, as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its respective covenants contained in Article IV or Article VI; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation.  Disclosure in any paragraph of the Disclosure Schedule shall apply to any other relevant paragraph of the Disclosure Schedule or another section of this Agreement.

5.02

Standard.  No party hereto shall be deemed to have breached a representation or warranty as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have, a Material Adverse Effect.

5.03

Representations and Warranties of First Capital.  Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a Section of its Disclosure Schedule corresponding to the relevant Section below, First Capital hereby represents and warrants to LCNB that the following are true and correct:

(a)

Organization, Standing and Authority.  First Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.  The foreign jurisdictions in which First Capital conducts business are set forth in the First Capital Disclosure Schedule.  First Capital is registered as a bank holding company under the BHCA.

(b)

Capital Structure of First Capital.  As of the date of this Agreement, the authorized capital stock of First Capital consists solely of 850,000 First Capital Common Shares, of which 636,102 shares are outstanding and no shares are subject to options.  As of the date of this Agreement, no First Capital Common Shares were held in the First Capital 401(k) Plan, and 53,898 shares of Treasury Stock were held by First Capital or otherwise owned by First Capital or its Subsidiaries.  The outstanding First Capital Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights.  As of the date hereof, except as Previously Disclosed in its Disclosure Schedule:  (A) there are no First Capital Common Shares authorized and reserved for issuance, and (B) First Capital does not have any commitment to authorize, issue or sell any First Capital Common Shares or Rights.  As of the date hereof, First Capital does not have any Rights issued or outstanding with respect to First Capital Common Shares.

(c)

Subsidiaries.

(i)

(A) Citizens is the only Subsidiary of First Capital, (B) First Capital owns all of the issued and outstanding equity securities of Citizens, (C) no equity securities of Citizens are or may become required to be issued (other than to First Capital) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which Citizens is or may be bound to sell or otherwise transfer any equity securities of Citizens (other than to First Capital), (E) there are no contracts, commitments, understandings, or arrangements relating to First Capital’s rights to vote or to dispose of such securities and (F) except as set forth in First Capital’s Disclosure Schedule listed under Section 5.03(c)(i)(F), all of the equity securities of Citizens held by First Capital are fully paid and nonassessable and are owned by First Capital free and clear of any Liens.

(ii)

Except as Previously Disclosed or for securities owned in the ordinary course of operating a banking business, First Capital does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than Citizens.

(iii)

Citizens is an “insured depository institution” as defined in the FDIA and applicable regulations thereunder.

(iv)

Except as Previously Disclosed or for securities owned in the ordinary course of operating a banking business, Citizens does not own beneficially,

directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

(v)

Citizens is duly organized, validly existing and in good standing under the laws of the United States, and is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(d)

Corporate Power and Authority.  Each of First Capital and Citizens has full corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets.  First Capital has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, subject to certain required approvals of First Capital’s shareholders (the “First Capital Shareholder Adoption”) and applicable Regulatory Authorities.

(e)

Authorized and Effective Agreement.  Subject to the First Capital Shareholder Adoption, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of First Capital and the First Capital Board prior to the date of this Agreement.  The Agreement to Merge, when executed by Citizens, shall have been approved by the board of directors of Citizens and by First Capital, as the sole shareholder of Citizens.  This Agreement is a valid and legally binding obligation of First Capital, enforceable against First Capital in accordance with its terms.

(f)

Regulatory Approvals; No Defaults.

(i)

No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by First Capital or Citizens in connection with the execution, delivery or performance by First Capital of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) the filings of applications, notices and the Agreement to Merge, as applicable, with Regulatory Authorities to approve the transactions contemplated by the Agreement and the receipt of required approvals of Regulatory Authorities, and (B) the filing of the certificate of merger with the OSS pursuant to the OGCL.  As of the date hereof, First Capital is not aware of any reason why the approval by the Regulatory Authorities of the transactions contemplated by this Agreement will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii)

Subject to the First Capital Shareholder Adoption, the receipt of the approval by the Regulatory Authorities of the transactions contemplated by this Agreement and the expiration of related regulatory waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, do not and will not (A) except as set forth in First Capital’s Disclosure Schedule listed under Section 5.03(f)(ii), result in a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of First Capital or of Citizens or to which First Capital or Citizens or their properties are subject or bound,

(B) constitute a breach or violation of, or a default under, the First Capital Articles or the First Capital Regulations or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(g)

Financial Statements; Material Adverse Effect; Internal Controls.

(i)

First Capital has delivered or will deliver to LCNB (A) audited consolidated financial statements for each of the fiscal years ended December 31, 2011, 2010 and 2009, respectively, consisting of consolidated balance sheets and the related consolidated statements of income and shareholders’ equity and cash flows for the fiscal years ended on such date, including the footnotes thereto and the reports prepared with respect thereto by Dixon, Davis, Bagent & Company, First Capital’s independent accounting firm, and (B) unaudited unconsolidated financial statements of each of First Capital and Citizens for the interim period ended June 30, 2012, consisting of balance sheets and the related statements of income (collectively, “First Capital’s Financial Statements”).  First Capital’s Financial Statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of First Capital as of the dates thereof and the results of operations and cash flows for the periods indicated, subject in the case of the interim financial statements to normal year-end adjustments and the absence of notes thereto.  Except as set forth in First Capital’s Financial Statements, First Capital and its Subsidiaries have no liabilities or obligations as of the date hereof.

(ii)

Since December 31, 2011, First Capital and Citizens have not incurred any material liability not disclosed in First Capital’s Financial Statements.

(iii)

Since December 31, 2011, (A) First Capital and Citizens have conducted their respective businesses in the ordinary and usual course consistent with past practice and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events is reasonably likely to have a Material Adverse Effect with respect to First Capital or Citizens.

(iv)

Management of First Capital has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of First Capital and its Subsidiaries; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, and that receipts and expenditures of First Capital and Citizens are being made only in accordance with authorizations of management and directors of First Capital and Citizens; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of First Capital and Citizens that could have a material effect on the financial statements.  Since December 31, 2011, to the Knowledge of First Capital and Citizens, none of First Capital, Citizens nor any director, officer, employee, auditor, accountant or representative of First Capital or Citizens has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of First Capital or Citizens or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that First Capital or Citizens has engaged in questionable accounting or auditing practices.

(h)

Litigation.  No litigation, claim or other proceeding before any court or governmental agency is pending against First Capital or any of its Subsidiaries and, to First Capital’s Knowledge, no such litigation, claim or other proceeding has been threatened.  There is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against First Capital or Citizens.

(i)

Regulatory Matters.

(i)

Neither First Capital nor Citizens nor any of their respective properties is a party to or is subject to any order, decree, formal or informal agreement, memorandum of understanding or similar arrangement with, or a commitment letter, board resolution or similar submission to, or extraordinary supervisory letter (any of the foregoing, a “Regulatory Order”) from any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OCC, the FDIC and the FRB) or the supervision or regulation of it or any of its Subsidiaries (collectively, the “Regulatory Authorities”).

(ii)

Neither First Capital nor Citizens has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, formal or informal agreement, memorandum of understanding, commitment letter, board resolution, supervisory letter or similar submission.

(j)

Compliance with Laws.  Each of First Capital and Citizens:

(i)

is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto;

(ii)

has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Regulatory Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to First Capital’s Knowledge, no suspension or cancellation of any of them is threatened (nor do grounds for suspension or cancellation thereof exist); and

(iii)

has not received any notification or communication from any Governmental Authority asserting that First Capital or Citizens is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces other than such non compliance as would not be expected to have a Material Adverse Effect.

(k)

Material Contracts; Defaults.

(i)

Except as set forth in First Capital’s Disclosure Schedule listed under Section 5.03(k), neither First Capital nor Citizens is a party to or is bound by any contract of the following types as of the date of this Agreement, nor is any such contract presently being negotiated or discussed:

(A)

Any contract involving commitments to others to make capital expenditures or purchases or sales in excess of $10,000 in any one case or $25,000 in the aggregate in any period of twelve (12) consecutive months;

(B)

Any contract relating to any direct or indirect indebtedness of First Capital or Citizens for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings relating to the extension of credit), or any conditional sales contracts, equipment lease agreements and other security arrangements with respect to personal property with an obligation in excess of $10,000 in any one case or $50,000 in the aggregate in any period of twelve (12) consecutive months;

(C)

Any employment, severance, consulting or management services contract or any confidentiality or nondisclosure contract with any director, officer, employee or consultant of First Capital or Citizens;

(D)

Any contract containing covenants limiting the freedom of First Capital or Citizens to compete in any line of business or with any Person or in any area or territory;

(E)

Any partnership, joint venture, limited liability company arrangement or other similar agreement;

(F)

Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, issuance, or other plan or arrangement for the benefit of First Capital’s or Citizens’ current or former directors, officers, employees or consultants;

(G)

Any license agreement, either as licensor or licensee, or any other contract of any type relating to any intellectual property, except for license agreements relating to off-the-shelf software or software components pursuant to a non-negotiable standard form or “shrink wrap” license agreement;

(H)

Any contract with any director, officer, employee or consultant of First Capital or Citizens or any Associate of any such director, officer, employee or consultant, or any arrangement under which First Capital or Citizens has advanced or loaned any amount to any of their respective directors, officers, employees and consultants;

(I)

Any contract, whether exclusive or otherwise, with any sales agent, representative, franchisee or distributor;

(J)

Other than this Agreement and any ancillary agreements being executed in connection with this Agreement, any contract providing for the acquisition or disposition of any portion of the assets, properties or securities of First Capital or Citizens;

(K)

Any contract that requires the payment of royalties;

(L)

Any contract pursuant to which First Capital or Citizens has any obligation to share revenues or profits derived from First Capital or Citizens with any other Person;

(M)

Any contract between (i) First Capital or Citizens, on the one hand, and any officer, director, employee or consultant of First Capital or Citizens, on the other hand, and (ii) First Capital or Citizens, on the one hand, and any Associate or other Affiliate of any director, officer, employee or consultant of First Capital or Citizens, on the other hand;

(N)

Any contract that would constitute a “material contract” within the meaning of Item 601 of SEC Regulation S-K; and

(O)

Any other legally binding contract (i) not of the type covered by any of the other items of this Section 5.03(k) or (ii) not involving contracts for borrowing, loans or deposits and involving money or property and having an obligation in excess of $10,000 in the aggregate in any period of twelve (12) consecutive months or which is otherwise not in the ordinary and usual course of business.

(ii)

“Material Contracts” shall mean those contracts on First Capital’s Disclosure Schedule listed under Section 5.03(k).  True, complete and correct copies of all of the Material Contracts have been made available to LCNB.  All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms (A) as to First Capital or Citizens, as the case may be, and (B) to the Knowledge of First Capital, as to the other parties to such Material Contracts.  Except as disclosed in First Capital’s Disclosure Schedule, First Capital and/or Citizens, as applicable, and to the Knowledge of First Capital, each other party to the Material Contracts, has performed and is performing all material obligations, conditions and covenants required to be performed by it under the Material Contracts.  Neither First Capital nor Citizens, and to the Knowledge of First Capital, no other party, is in violation, breach or default of any material obligation, condition or covenant under any of the Material Contracts, and neither First Capital nor Citizens, and to the Knowledge of First Capital, no other party, has received any notice that any of the Material Contracts will be terminated or will not be renewed.  Neither First Capital nor Citizens has received from or given to any other Person any notice of default or other violation under any of the Material Contracts, nor, to the Knowledge of First Capital, does any condition exist or has any event occurred which with notice or lapse of time or both would constitute a default under any of the Material Contracts.

(l)

Brokerage and Finder’s Fees.  Except for the fees payable to Sterne Agee & Leach, Inc. (“Sterne Agee”), neither First Capital nor Citizens has engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby.

(m)

Employee Benefit Plans.

(i)

Section 5.03(m) of First Capital’s Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment, retention, change in control, severance agreements, and all similar practices, policies and arrangements, whether written or unwritten, that are currently effective or were in effect at any time in the previous five years, in which any employee or former employee (the “Employees”), consultant or former consultant (the “Consultants”) or director or former director (the “Directors”) of First Capital or Citizens or any ERISA Affiliate participates, sponsors or contributes, or to which any such Employees, Consultants or Directors are a party or under which First Capital or Citizens or any ERISA Affiliate has any present or future liability (the “Compensation and Benefit Plans”).  Neither First Capital nor Citizens nor any ERISA Affiliate has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.  No Compensation and Benefit Plan holds any First Capital Common Shares.

(ii)

Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made.   Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service (“IRS”), and no circumstances exist which are likely to result in revocation of any such favorable determination letter; or has been adopted on  a prototype plan which has received a current opinion letter from the national office of the IRS.  There is no pending or, to the Knowledge of First Capital, threatened legal action, suit or claim relating to the Compensation and Benefit Plans.  Neither First Capital nor Citizens nor any ERISA Affiliate has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject First Capital or Citizens or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.  No event has occurred or circumstance exists that could result in a material increase in premium cost of a Compensation and Benefit Plan that is insured, or a material increase in benefit cost of such Compensation and Benefit Plans that are self-insured.

(iii)

None of the Compensation and Benefit Plans is subject to Title IV of ERISA.  No liability under Title IV of ERISA has been or is expected to be incurred by First Capital or any of its Subsidiaries with respect to any terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, formerly maintained by any of them, or any single-employer plan of any entity (an “ERISA Affiliate”) which is considered one employer with First Capital under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an “ERISA Affiliate Plan”).  None of First Capital, Citizens or any ERISA Affiliate has contributed, or has been obligated to contribute, to either a defined benefit pension plan subject to Title IV of ERISA or to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980.  No notice of a “reportable event”, within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan.  To the Knowledge of First Capital, there is no pending investigation or enforcement action by the U.S. Department of Labor or the IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

(iv)

All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which First Capital or Citizens was or is a party have been timely made or have been reflected on First Capital’s financial statements.

(v)

Neither First Capital nor Citizens has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder.  There has been no communication to Employees by First Capital or Citizens that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

(vi)

First Capital and Citizens do not maintain any Compensation and Benefit Plans covering leased or foreign (i.e., non-United States) Employees, independent contractors or non-employees.

(vii)

With respect to each Compensation and Benefit Plan, if applicable, First Capital has provided or made available to LCNB, true and complete copies of existing:  (A) Compensation and Benefit Plan documents and amendments thereto, including a written description of any Compensation and Benefit Plan or any other employee benefit obligation that is not otherwise in writing, and all board actions approving the same; (B) trust instruments and insurance contracts, including renewal notices; (C) the three most recent Forms 5500 filed with the IRS (including all schedules thereto and the opinions of independent accountants); (D) the most recent actuarial report and financial statement; (E) the most recent summary plan description or wrap document and summaries of material modifications; (F) notices or forms filed with the PBGC (other than for premium payments); (G) the most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests); and (J) all contracts with third party administrators, actuaries, investment managers, compensation consultants and other independent contractors that relate to a Compensation and Benefit Plan.

(viii)

The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

(ix)

Intentionally blank.

(x)

As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of LCNB, First Capital or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code and applicable regulations thereunder) of First Capital on a consolidated basis or which would violate 12 U.S.C. Section 1828(k) or regulations thereunder.

(n)

Labor Matters.  Neither First Capital nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is First Capital or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel First Capital or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to First Capital’s Knowledge, threatened, nor is First Capital aware of any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity.  First Capital and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(o)

Takeover Laws.  First Capital has taken all action required to be taken by First Capital in order to exempt this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby are exempt from, (i) the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover laws and regulations of any state (collectively, “Takeover Laws” applicable to it, including, without limitation, such Takeover Laws of the State of Ohio; and (ii) any applicable provisions of the First Capital Articles, the First Capital Regulations and/or the governing documents of Citizens.

(p)

Environmental Matters.  Neither the conduct nor the operation of First Capital or Citizens nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to First Capital’s Knowledge, no condition exists or has existed or event has occurred with respect to any of them or any such property that is reasonably likely to result in liability under Environmental Laws.  Neither First Capital nor Citizens has received any notice from any Person that First Capital or Citizens or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property.

(q)

Tax Matters.

(i) Except as set forth in First Capital’s Disclosure Schedule listed under Section 5.03(q)(i), (A) all Tax Returns that were or are required to be filed by or with respect to First Capital and its Subsidiaries have been duly and timely filed, or an appropriate extension has been granted, and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes due (whether or not required to be shown to be due on the Tax Returns referred to in clause (i)(A)) have been paid in full, and (C) no unexpired waivers of statutes of limitation have been given by or requested with respect to any Taxes of First Capital or its Subsidiaries.  First Capital has made available to LCNB true and correct copies of the United States federal income Tax Returns filed by First Capital and its Subsidiaries for each of the three most recent fiscal years.  Neither First Capital nor any of its Subsidiaries has any liability with respect to any Taxes in excess of the amounts accrued with respect thereto that are reflected in First Capital’s Financial Statements or that have arisen in the ordinary and usual course of business since December 31, 2011.  The accruals and reserves for Taxes reflected in First Capital’s Financial Statements are adequate for the periods covered.  There are no Liens for Taxes upon the assets of First Capital or any of its Subsidiaries other than Liens for current Taxes not yet due and payable.

(ii)

No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

(iii)

First Capital and its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities, or are properly holding for such payment, all Taxes required by law to be withheld or collected.

(iv)

No claim has ever been made by any Governmental Authority in a jurisdiction where First Capital or any of its Subsidiaries does not file Tax Returns that First Capital or such Subsidiary is or may be subject to taxation by that jurisdiction nor is there any factual basis for any such claim.

(v)

Neither First Capital nor any First Capital Subsidiary has applied for any ruling from any Governmental Authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) with any Governmental Authority.

(vi)

Neither First Capital nor any First Capital Subsidiary has been audited by any Governmental Authority for taxable years ending on or subsequent to December 31, 2006.  No Tax audit or administrative or judicial Tax proceedings of any Governmental Authority are pending or being conducted with respect to First Capital or any First Capital Subsidiary and, to the Knowledge of First Capital, no such audit or other proceeding has been threatened.  No Governmental Authority has asserted, is now asserting, or, to the Knowledge of First Capital, is threatening to assert against First Capital or any First Capital Subsidiary any deficiency or claim for additional Taxes.

(vii)

Neither First Capital nor any First Capital Subsidiary (A) is a party to any Tax allocation or sharing agreement, (B) has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which First Capital is or was the common parent corporation (the “First Capital Group”), or (C) has any liability for the Taxes of any person (other than members of the First Capital Group) as a transferee or successor, by contract, or otherwise.

(viii)

Except as Previously Disclosed, neither First Capital nor any First Capital Subsidiary has agreed to any extension of time with respect to any Tax Return or a Tax assessment or deficiency, and no such extension of time has been requested.

(ix)

Neither First Capital nor any First Capital Subsidiary has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes.

(x)

There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which First Capital or any First Capital Subsidiary is a party that could be treated as a partnership for Tax purposes.

(xi)

Except as set forth in First Capital’s Disclosure Schedule listed under Section 5.03(q)(xi), neither First Capital nor any First Capital Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code.

(r)

Risk Management Instruments.  Neither First Capital nor Citizens is a party to or otherwise bound by any interest rate swaps, caps, floors, option agreements, futures or forward contracts or other similar risk management arrangements.

(s)

Books and Records.  The books of account, minute books, stock record books, and other records of First Capital and Citizens, all of which have been made available to LCNB, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of First Capital and Citizens, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management’s authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management’s authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences.  The minute books of First Capital and Citizens contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the First Capital Board and board of directors of Citizens, and committees of the First Capital Board and board of directors of Citizens, and no meeting of any such shareholders, First Capital Board and board of directors of Citizens, or committee has been held for which minutes have been prepared and are not contained in such minute books.

(t)

Insurance.  First Capital’s Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by First Capital or Citizens.  First Capital and Citizens are insured with reputable insurers against such risks and in such amounts as is prudent in accordance with safe and sound industry practices.  All such insurance policies are in full force and effect; First Capital and Citizens are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(u)

Properties.  Section 5.03(u) of First Capital’s Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by First Capital or Citizens.  First Capital and Citizens have good and marketable title, free and clear of all Liens, to all of the properties and assets, real and personal, reflected on the First Capital’s Financial Statements as being owned by First Capital as of June 30, 2012, or acquired after such date, except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (iii)  with respect to real property, such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (iv) dispositions and encumbrances in the ordinary course of business.  Neither First Capital nor Citizens is a lessee with respect to any real property.   All leases pursuant to which First Capital or Citizens, as lessee, leases personal property (except for leases that have expired by their terms or that First Capital or Citizens has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or the lessor.

(v)

Loans; Certain Transactions.  Each loan reflected as an asset in the First Capital’s Financial Statements as of June 30, 2012, and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid and enforceable Liens which have been perfected in accordance with applicable law, and (iii) to the Knowledge of First Capital, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms.  No obligor under any of such loans has asserted any claim or defense with respect to the subject matter thereof.  Except as set forth in Section 5.03(v) of First Capital’s Disclosure Schedule, Citizens is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of First Capital or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.  All loans and extensions of credit that have been made by Citizens and that are subject to 12 C.F.R. Part 31, comply therewith.

(w)

Allowance for Loan Losses.  Except as set forth on Section 5.03(w) of First Capital’s Disclosure Schedule, there is no loan which was made by Citizens and which is reflected as an asset of First Capital or Citizens on First Capital’s Financial Statements that (A) is 90 days or more delinquent, (B) has been classified by examiners (regulatory or internal) or by management of First Capital or Citizens as “Substandard,” “Doubtful,” “Loss” or “Special Mention,” or (C) has been identified by accountants or auditors (regulatory or internal) as having a significant risk of uncollectability.  The allowance for loan losses reflected on First Capital’s Financial Statements was, as of each respective date of First Capital’s Financial Statements, determined in accordance with generally accepted accounting principles consistently applied and in accordance with all rules and regulations applicable to First Capital and Citizens and was, as of the respective date thereof, adequate in all material respects under the requirements of generally accepted accounting principles and applicable regulatory requirements and guidelines to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

(x)

Repurchase Agreements.  With respect to all agreements pursuant to which First Capital or Citizens has purchased securities subject to an agreement to resell, if any, First Capital or Citizens, as the case may be, has a valid, perfected first Lien in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(y)

Deposit Insurance.  Citizens has timely paid all assessments and filed all reports required by the FDIA.

(z)

Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information.  Except as set forth in First Capital’s Disclosure Schedule listed under Section 5.03(z), First Capital is not aware of, has not been advised in writing of, and has no reason to believe that any facts or circumstances exist, which would cause First Capital or Citizens to be deemed (i) to be operating in violation of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law; or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any federal and state privacy laws, including without limitation, in Title V of the Gramm-Leach-Bliley Act.  First Capital is not aware of any facts or circumstances that would cause First Capital to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause First Capital or any of its Subsidiaries to undertake any material remedial action.  The First Capital Board (or, where appropriate, the board of directors of Citizens) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the Patriot Act and such anti-money laundering program meets the requirements of the Patriot Act and the regulations thereunder, and First Capital (or Citizens) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

(aa)

CRA Compliance.  Neither First Capital nor Citizens has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and Citizens has received a CRA rating of satisfactory or better as a result of its most recent CRA examination.  Neither First Capital nor Citizens has Knowledge of any fact or circumstance or set of facts or circumstances which could cause First Capital or Citizens to receive notice of non-compliance with such provisions or cause the CRA rating of Citizens to fall below satisfactory.

(bb)

Related Party Transactions.  Except as set forth in First Capital’s Disclosure Schedule listed under Section 5.03(bb), neither First Capital nor Citizens has entered into any transactions with any Affiliate or Associate of First Capital or Citizens (or any Affiliate or Associate of any director, officer or employee of First Capital or Citizens).

(cc)

Prohibited Payments.  First Capital and Citizens have not, directly or indirectly:  (i) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction; (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of First Capital or Citizens for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office; or (iv) paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of First Capital or Citizens, which First Capital or Citizens knows or has reason to believe have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction.

(dd)

Fairness Opinion.  The First Capital Board has received the written opinion of Sterne Agee, to the effect that, as of the date hereof, the consideration to be received by the First Capital shareholders in the Merger is fair to the holders of First Capital Common Shares from a financial point of view.

5.04

Representations and Warranties of LCNB.  Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a Section of its Disclosure Schedule corresponding to the relevant Section below, LCNB hereby represents and warrants to First Capital that the following are true and correct:

(a)

Organization, Standing and Authority.  LCNB is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.  LCNB is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.  LCNB is registered as a financial holding company under the BHCA.  Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(b)

Capital Structure of LCNB.  As of the date of this Agreement, the authorized capital stock of LCNB consists of 12,000,000 LCNB Common Shares, of which 7,480,134 shares are outstanding and 1,000,000 shares of preferred stock, without par value, none of which are outstanding.  The outstanding LCNB Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights.  As of the date hereof, LCNB has reserved the following number of LCNB Common Shares for issuance (i) 200,000 for stock options, (ii) 217,063 for TARP warrants, and (iii) 365,380 for its dividend reinvestment plan.  As of the date hereof, 753,627 LCNB Common Shares are held in treasury by LCNB.

(c)

Subsidiaries.

(i)(A)

Bank is the only Subsidiary of LCNB, (B) LCNB owns all of the issued and outstanding equity securities of Bank, (C) no equity securities of Bank are or may become required to be issued (other than to LCNB) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which Bank is or may be bound to sell or otherwise transfer any equity securities of Bank (other than to LCNB), (E) there are no contracts, commitments, understandings, or arrangements relating to LCNB’s rights to vote or to dispose of such securities and (F) all of the equity securities of Bank held by LCNB are fully paid and nonassessable and are owned by LCNB free and clear of any Liens.

(ii)

Except as Previously Disclosed, LCNB does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than Bank.

(iii)

Bank is an “insured depository institution” as defined in the FDIA and applicable regulations thereunder.

(iv)

Except as Previously Disclosed, Bank does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

(v)

Bank is duly organized, validly existing and in good standing under the laws of the United States, and is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

 (d)

Ownership of First Capital Common Shares.  As of the date of this Agreement, LCNB and Bank do not beneficially own any of the outstanding First Capital Common Shares.

(e)

Corporate Power.  Each of LCNB and Bank has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets.  Subject to the approval of this Agreement and the Merger by applicable Regulatory Authorities, LCNB has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

(f)

Corporate Authority; Authorized and Effective Agreement.  This Agreement and the transactions contemplated hereby, including the Merger, have been authorized by all necessary corporate action of LCNB and the LCNB Board prior to the date hereof.  The Agreement to Merge, when executed by Bank, shall have been approved by the board of directors of Bank and by LCNB, as the sole shareholder of Bank.  At the Effective Time, the LCNB Common Shares to be issued will be validly issued, fully paid and non-assessable, and not subject to preemptive rights.  This Agreement is a valid and legally binding agreement of LCNB, enforceable against LCNB in accordance with its terms.

(g)

Financial Statements; Material Adverse Effect; Internal Controls.

(i)

LCNB has delivered or will deliver to First Capital (a) audited consolidated financial statements for each of the fiscal years ended December 31, 2011, 2010 and 2009, respectively, consisting of consolidated balance sheets and the related consolidated statements of income and shareholders’ equity and cash flows for the fiscal years ended on such date, including the footnotes thereto and the reports prepared with respect thereto by J.D. Cloud & Co., LLP, LCNB’s independent registered public accounting firm, and (b) unaudited consolidated financial statements for the interim periods ended June 30, 2012 and March 31, 2012, consisting of balance sheets and the related statements of income (collectively, “LCNB’s Financial Statements”).  LCNB’s Financial Statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of LCNB as of the dates thereof and the results of operations and cash flows for the periods indicated, subject in the case of the interim financial statements to normal year-end adjustments and the absence of notes thereto.  Except as set forth in LCNB’s Financial Statements, LCNB and Bank have no liabilities or obligations as of the date hereof.

(ii)

Since December 31, 2011, LCNB and Bank have not incurred any material liability not disclosed in LCNB’s Financial Statements.

(iii)

Since December 31, 2011, (A) LCNB and Bank have conducted their respective businesses in the ordinary and usual course consistent with past practice and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events is reasonably likely to have a Material Adverse Effect with respect to LCNB or Bank.

(iv)

Management of LCNB has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of LCNB and Bank; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, and that receipts and expenditures of LCNB and Bank are being made only in accordance with authorizations of management and directors of LCNB and Bank; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of LCNB and Bank that could have a material effect on the financial statements.  Management of LCNB has evaluated the effectiveness of LCNB’s and Bank’s internal controls over financial reporting as of the end of the periods covered by LCNB’s Financial Statements and, based on such evaluations, has Previously Disclosed to First Capital (A) all significant deficiencies and material weaknesses in the design or operation of the internal controls over financial reporting which are reasonably likely to adversely affect LCNB’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees of LCNB or Bank.  Since June 30, 2012, to the Knowledge of LCNB and Bank, none of LCNB, Bank nor any director, officer, employee, auditor, accountant or representative of LCNB or Bank has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of LCNB or Bank or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that LCNB or Bank has engaged in questionable accounting or auditing practices.

(h)

Regulatory Matters.

(i)

Neither LCNB nor Bank nor any of their respective properties is a party to or is subject to a Regulatory Order from any Regulatory Authority.

(ii)

Neither LCNB nor Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, formal or informal agreement, memorandum of understanding, commitment letter, board resolution, supervisory letter or similar submission.

(i)

Tax Matters.

(A)

All Tax Returns that were or are required to be filed by or with respect to LCNB and Bank have been duly and timely filed, or an appropriate extension has been granted, and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes due (whether or not required to be shown to be due on the Tax Returns referred to in clause (i)(A)) have been paid in full, and (C) no unexpired waivers of statutes of limitation have been given by or requested with respect to any Taxes of LCNB or Bank.

(j)

Insurance.  LCNB and Bank are insured with reputable insurers against such risks and in such amounts as is prudent in accordance with safe and sound industry practices.  All such insurance policies are in full force and effect; LCNB and Bank are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(k)

Material Information.

(i)

To the knowledge of LCNB, neither this Agreement nor any report, statement, list, certificate or other information furnished by LCNB to First Capital or First Capital’s agents in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

(ii)

True and complete copies of the following documents have been filed by LCNB with the SEC:

(A)

LCNB’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the Quarters ended March 31, 2012 and June 30, 2012.

(B)

any Current Report on Form 8-K with respect to any event occurring after September 30, 2011 and prior to the date of this Agreement;

(C)

any report filed by LCNB to amend or modify any of the reports described above; and

(D)

all proxy statements prepared in connection with meetings of LCNB’s shareholders held subsequent to December 31, 2011.

The information set forth in the documents described in this Section 5.04(t) (including all exhibits thereto and all documents incorporated therein by reference) did not, (a) as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact, omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit any material exhibit required to be filed therewith and (b) as of the date hereof, except to the extent statements therein have been modified or amended by subsequent filings, such reports do not contain any untrue statement of a material fact, omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit any material exhibit required to be filed therewith.  Prior to the date hereof, no event has occurred subsequent to June 30, 2012 which LCNB is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by LCNB to First Capital.  LCNB timely shall furnish First Capital with copies of all reports filed by LCNB with the SEC subsequent to the date of this Agreement and until the Closing Date.

(l)

Absence of Undisclosed Liabilities.  Neither LCNB nor Bank has any liability (whether accrued, absolute, contingent or otherwise) that, either individually or when combined with all liabilities as to similar matters, would have a Material Adverse Effect on LCNB on a consolidated basis, except as disclosed in the LCNB Financial Statements.

(m)

Material Adverse Change.  LCNB has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2011, that has had or could reasonably be expected to have a Material Adverse Effect on LCNB or Bank.

(n)

Regulatory Approvals; No Defaults.

(i)

No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by LCNB or Bank in connection with the execution, delivery or performance by LCNB of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, and the Agreement to Merge, as applicable, with the federal and state banking authorities to approve the transactions contemplated by this Agreement; (B) the filings of the certificate of merger with the OSS pursuant to the OGCL; and (C) receipt of the approvals set forth in Section 7.01(b).  LCNB does not require shareholder approval of this Agreement to consummate the transactions contemplated hereby.  As of the date hereof, LCNB is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii)

Subject to the approvals set forth in Section 7.01(b), the expiration of related regulatory waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) result in a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of LCNB or Bank or to which LCNB or Bank or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the LCNB Articles or LCNB Regulations, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

 (o)

Disclosure.  The representations and warranties contained in this Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

(p)

Books and Records.  The books of account, minute books, stock record books, and other records of LCNB and Bank are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of LCNB and Bank, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management’s authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management’s authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences.

(q)

Compliance with Laws.  Each of LCNB and Bank:

(i)

is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto;

(ii)

has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Regulatory Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to LCNB’s Knowledge, no suspension or cancellation of any of them is threatened (nor do grounds for suspension or cancellation thereof exist); and

(iii)

has not received any notification or communication from any Governmental Authority asserting that LCNB or Bank is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, other than such non compliance as reasonably would not be expected to have a Material Adverse Effect.

(r)

Employee Benefit Plans.

(i)

Section 5.04(r)(i) of LCNB’s Disclosure Schedule contains a complete and accurate list of all Compensation and Benefit Plans, in which any Employees, Consultants or Directors of LCNB or the Bank or any ERISA Affiliate participates, sponsors or contributes, or to which any such Employees, Consultants or Directors are a party or under which LCNB or the Bank or any ERISA Affiliate has any present or future liability.  Neither LCNB nor the Bank nor any ERISA Affiliate has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

(ii)

Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made.   Each Compensation and Benefit Plan which is a Pension Plan within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the IRS, and no circumstances exist which are likely to result in revocation of any such favorable determination letter; or has been adopted on a prototype plan which has received a current opinion letter from the national office of the IRS.  There is no pending or, to the Knowledge of LCNB, threatened legal action, suit or claim relating to the Compensation and Benefit Plans.  Neither LCNB nor the Bank nor any ERISA Affiliate has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject

LCNB or the Bank or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.  No event has occurred or circumstance exists that could result in a material increase in premium cost of a Compensation and Benefit Plan that is insured, or a material increase in benefit cost of such Compensation and Benefit Plans that are self-insured.

(iii)

Except as set forth in Section 5.04(r)(iii) of LCNB’s Disclosure Schedule, none of the Compensation and Benefit Plans is subject to Title IV of ERISA.  No liability under Title IV of ERISA has been or is expected to be incurred by LCNB or any of its Subsidiaries with respect to any terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, formerly maintained by any of them, or any ERISA Affiliate Plan of any ERISA Affiliate which is considered one employer with LCNB.  None of LCNB, the Bank or any ERISA Affiliate has contributed, or has been obligated to contribute, to either a defined benefit pension plan subject to Title IV of ERISA or to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980.  No notice of a “reportable event”, within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan.  To the Knowledge of LCNB, there is no pending investigation or enforcement action by the U.S. Department of Labor or the IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

(iv)

With respect to each Compensation and Benefit Plan, if applicable, LCNB has provided or made available to LCNB, true and complete copies of existing:  (A) Compensation and Benefit Plan documents and amendments thereto, including a written description of any Compensation and Benefit Plan or any other employee benefit obligation that is not otherwise in writing, and all board actions approving the same; (B) trust instruments and insurance contracts, including renewal notices; (C) the three most recent Forms 5500 filed with the IRS (including all schedules thereto and the opinions of independent accountants); (D) the most recent actuarial report and financial statement; (E) the most recent summary plan description or wrap document and summaries of material modifications; (F) notices or forms filed with the PBGC (other than for premium payments); (G) the most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests); and (J) all contracts with third party administrators, actuaries, investment managers, compensation consultants and other independent contractors that relate to a Compensation and Benefit Plan.

ARTICLE VI

Covenants

6.01

Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, each of First Capital and LCNB shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

6.02

Shareholder Approval.  First Capital, in consultation with LCNB, shall take, in accordance with applicable law and the First Capital Articles and the First Capital Regulations, all action necessary to convene an appropriate meeting of its shareholders as soon as practicable after the Registration Statement relating to this transaction has been declared effective by the SEC and under all applicable state securities laws, to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by the First Capital shareholders for consummation of the Parent Merger (including any adjournment or postponement, the “First Capital Meeting”), as promptly as practicable after the date hereof.  The board of directors of First Capital shall inform the shareholders of First Capital in the Proxy Statement/Prospectus that all directors have provided LCNB a written agreement of their intent to vote all shares of First Capital which they own of record in favor of approving this Agreement and any other necessary documents or actions, substantially in the form attached to this Agreement as Exhibit A, and all directors will recommend approval of this Agreement to the other shareholders of First Capital, subject only to such directors’ fiduciary obligations, and will use their best efforts to obtain the necessary approvals by the shareholders of this Agreement and the transactions contemplated hereby.

6.03

 Registration Statement; Proxy Statement/Prospectus.

(a)

LCNB will prepare and file a Registration Statement with the SEC to register a sufficient number of shares of LCNB Common which the shareholders of First Capital will receive pursuant to Section 3.01 at the Effective Time.  LCNB will use its best efforts to cause such Registration Statement to become effective.  LCNB and First Capital agree that none of the information supplied or to be supplied by each of them for inclusion or incorporation by reference in (i) the Registration Statement, including the proxy statement and prospectus (the “Proxy Statement/Prospectus”) constituting a part thereof, will, at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the meeting of shareholders of First Capital to be held in connection with the Merger, in either case contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

LCNB and First Capital each agree to use its commercially reasonable efforts and to cooperate with the other party in all reasonable respects to prepare the Proxy Statement/Prospectus for filing with the SEC and, when the Registration Statement is effective, for delivery to First Capital shareholders.

(c)

If either party becomes aware prior to the Effective Time of any information that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, that party shall promptly inform the other thereof and take the necessary steps to correct the Proxy Statement/Prospectus.

6.04

Press Releases.  Upon the execution of this Agreement, LCNB and First Capital shall issue a joint press release regarding this Agreement and the transactions contemplated hereby, which joint press release shall be subject to the prior approval of LCNB and First

Capital.  Neither First Capital nor LCNB will, without the prior approval of the other party, issue any other press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise may be required to be made by applicable law or regulation before such consent can be obtained.

6.05

Access; Information.

(a)

First Capital shall afford, upon reasonable notice and subject to applicable laws relating to the exchange of information, LCNB and its Representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and such other information as LCNB may reasonably request and, during such period, (i) shall furnish promptly to LCNB a copy of each material report, schedule and other document filed by it or Citizens pursuant to federal or state securities or banking laws, to the extent permitted by applicable law and regulations; and (ii) shall grant access to all other information concerning the business, properties and personnel of First Capital or Citizens as LCNB may reasonably request.  First Capital shall invite two Representatives of LCNB selected by LCNB from time to time to attend, solely as observers, all meetings of the First Capital Board (and committees thereof) and Citizens board after the date of this Agreement; provided, however, that in no event shall such LCNB Representatives be invited to or permitted to attend any portion of any executive session of First Capital’s or Citizens’ board or any meeting:  (i) at which First Capital reasonably determines that such attendance is inconsistent with the fiduciary obligations or confidentiality requirements of the First Capital Board or Citizens board, as applicable; (ii) discussing matters involving this Agreement; or (iii) discussing matters involving pending or threatened litigation or investigations if, in the opinion of counsel to First Capital or Citizens, the presence of such designees would or might adversely affect the privilege relating to the matters being discussed.

(b)

LCNB will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and such information will be subject to the confidentiality provisions of Section 6.16.

(c)

In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.  No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

(d)

During the period from the date of this Agreement to the Effective Time, First Capital shall deliver to LCNB the weekly and quarterly unaudited consolidated financial statements of First Capital and Citizens prepared for its internal use and the report of condition and income of Citizens for each quarterly period completed prior to the Effective Date as the same shall become available.

6.06

Acquisition Proposals; Break Up Fee.

(a)

First Capital shall not, and shall cause its Subsidiaries and the officers, directors, employees, advisors and other agents of First Capital and its Subsidiaries not to, directly or indirectly, take any action to solicit or initiate inquiries or proposals with respect to, or engage in negotiations concerning, or provide any confidential information to, any Person, other than LCNB, relating to (i) any acquisition or purchase of all or substantially all of the assets of First Capital and/or any of its Subsidiaries or (ii) any merger, consolidation or business combination with First Capital and/or any of its Subsidiaries (hereinafter collectively referred to as an “Acquisition Proposal”); provided, however, that nothing contained in this Section shall prohibit First Capital from furnishing information to, or entering into discussion or negotiations with, any Person which makes an unsolicited Acquisition Proposal if and to the extent that (I) the First Capital Board, after consultation with and based upon the advice of legal counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of First Capital under applicable law and (II) before furnishing such information to, or entering into discussions or negotiations with, such Person, First Capital provides prompt written notice to LCNB of such action, the identity of the bidder and the substance of such Acquisition Proposal.

(b)

In the event that First Capital and/or any of its Subsidiaries executes a definitive agreement in respect of, or closes, an Acquisition Proposal, First Capital shall pay to LCNB in immediately available funds the sum of $784,000 immediately after the earlier of such execution or closing.

6.07

Takeover Laws.  No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Voting Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) this Agreement, the Voting Agreement and the transactions contemplated by this Agreement from or, if necessary, challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

6.08

Intentionally blank.

6.09

Regulatory Applications.

(a)

LCNB and First Capital and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to allow LCNB to prepare, submit and file all applications and requests for regulatory approval, to timely effect all filings and to obtain all consents, approvals and/or authorizations of all the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement.  In exercising the rights under this Section, each of the parties hereto agrees to act reasonably and as promptly as practicable.  LCNB agrees that it will consult with the First Capital with respect to the obtaining of all material consents, approvals and authorizations from the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and to keep First Capital apprised of the status of material matters relating to obtainment of such consents, approvals and/or authorizations from the Regulatory Authorities including without limitation informing First Capital of any written comments by, or requests for additional information from, the Regulatory Authorities with respect to the applications and requests for regulatory approval.  First Capital shall have the right to review in advance, subject to applicable laws relating to the exchange of Information, all material written information submitted to the Regulatory Authorities in connection with the transactions contemplated by this Agreement.  Notwithstanding the forgoing sentence, neither First Capital nor Citizens shall have any right to review and/or inspect any proprietary information submitted by LCNB to any Regulatory Authority, including, but not limited to any business plan and/or financial data or analysis prepared by LCNB in relation to such consents, approvals and/or authorizations from the Regulatory Authorities.

 (b)

First Capital agrees, upon request, to furnish LCNB with all information concerning itself, its Subsidiary, directors, officers and shareholders and such other matters as may be reasonably necessary, advisable and/or required in connection with any filing, notice or application made by or on behalf of LCNB or Bank to any Regulatory Authority.

6.10

Employment Matters; Employee Benefits; Advisory Board.

(a)

General.  It is understood and agreed that nothing in this Section 6.10 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give First Capital or Citizens employees any rights other than as employees at will under applicable law, and First Capital and Citizens employees shall not be deemed to be third-party beneficiaries of this Agreement.  Employees of First Capital or Citizens who become employees of LCNB or Bank as a result of the Merger shall participate in either First Capital’s Compensation and Benefit Plans (for so long as LCNB determines necessary or appropriate) or in LCNB’s Compensation and Benefit Plans (with credit for their years of service with First Capital or Citizens for eligibility and vesting purposes under LCNB’s or Bank’s applicable plans), including credit for years of service and for seniority under vacation programs, and credit such that there will not be a gap of medical insurance coverage for such employees covered under the First Capital Compensation and Benefit Plans providing medical benefits; provided, however, that nothing within this paragraph shall require credit under any of LCNB’s Compensation and Benefit Plans for contributions, deductibles or accrued benefits within any of First Capital’s Compensation and Benefit Plans.  The employee benefit plans offered to the First Capital or Citizens employees who become employees of LCNB or Bank will be substantially similar to those offered to similarly situated employees of LCNB or Bank; provided, however, First Capital and Citizens employees who become employees of LCNB or Bank will not be eligible to participate in the LCNB or Bank calendar year 2012 employee bonus awards or payments regardless of the date such employees become employees of LCNB or Bank.  In addition, to the extent First Capital or Citizens employees participate in LCNB’s or Bank’s group health plan (instead of continued participation in First Capital’s group health plan), LCNB agrees to waive all restrictions and limitations for pre-existing conditions under LCNB’s or Bank’s group health plan and applicable insurance policy to the extent that LCNB’s or Bank’s group health plan and insurance policy permit such waiver.

(b)

Employee Severance.  Subject to any applicable regulatory restrictions:

(i)

LCNB shall honor the terms of the Executive Employment Agreements.

(ii)

LCNB shall pay to each employee of First Capital or Citizens who (A) is not subject to one of the Executive Employment Agreements, and (B) is an employee of First Capital or Citizens immediately before the Effective Time and who has been an employee of First Capital or Citizens for at least 12 months prior to the Effective Time, and who is not offered continued employment by LCNB or Bank after the Effective Time,  a severance amount equal to the greater of (I) two weeks base pay multiplied by the number of whole years of service of such employee with First Capital or Citizens; provided, however, that the maximum severance payment shall not exceed 26 weeks of base pay and shall not be less than 4 weeks of base pay, or (II) such employee’s accumulated paid time off under First Capital’s or Citizen’s paid time off plan, less, in both cases, applicable local, state and federal tax withholding  Such severance or accumulated paid time off pay shall be paid in a lump sum within 60 days following termination, provided that such employee has not been terminated for cause.  For any employee of First Capital or Citizens participating in First Capital or Citizens’ group health program at the Effective Time who is entitled to a severance payment, the employee will be provided health insurance coverage at the full premium rate for the entire COBRA period.

(iii)

In exchange for the severance pay described in Subsection (b)(ii), terminated employees will be required to execute a final and binding general release in which the employee releases and waives any and all claims the employee may have against LCNB and any and all affiliated entities and persons.

(c)

First Capital 401(k) Plan.  Prior to the Effective Date, but after the receipt of the last to be obtained of either the First Capital Shareholder Adoption and the regulatory approvals required by Section 7.01(b) of this Agreement, the First Capital Board shall adopt a resolution approving the termination of the Citizens 401(k) Plan (the “First Capital 401(k) Plan”) effective as of a date immediately preceding the Effective Date.  Following the adoption of such resolution, First Capital shall (i) amend the First Capital 401(k) Plan to provide for distributions in cash, and (ii) begin the process of requesting from the IRS a determination that the termination of the First Capital 401(k) Plan is in compliance with Section 401(a) of the Code (the “Determination Letter”).  Following the receipt of the Determination Letter, First Capital or the Surviving Corporation, as applicable, shall distribute benefits under the First Capital 401(k) Plan to plan participants.  LCNB agrees to take all steps necessary or appropriate to accept roll-overs of benefits from the First Capital 401(k) Plan to the LCNB 401(k) plan for employees of First Capital and Citizens who continue as employees of LCNB and/or Bank after the Effective Time, subject to the provisions of the LCNB 401(k) Plan.

(d)

Pension Plans.  Prior to the Effective Date, each Pension Plan document will be amended for all laws and regulations in effect as of the date of this Agreement to which an amendment to the document is required to be made by the IRS.

(e)

Advisory Board.  At the Effective Time and for a period of one year thereafter, LCNB shall establish and maintain an Advisory Board to be comprised of all of the directors of First Capital at the Effective Time who are also directors of Citizens at the effective date of this Agreement.  The Advisory Board shall meet not more frequently than quarterly.  The compensation of the members of the Advisory Board shall be $500 per member per meeting.

(f)

Board Seat.  At the Effective Time, LCNB shall cause John Kochensparger to be elected or appointed to the boards of directors of LCNB and Bank, to serve on such boards for an initial term to expire on the date of the LCNB annual shareholder meeting in 2015, and to serve in accordance with the articles of incorporation and regulations/bylaws of LCNB and Bank respectively, and in accordance with applicable law.  Following the expiration of Mr. Kochensparger’s initial term, the boards of directors of LCNB and Bank shall cause Mr. Kochensparger to be renominated for one three-year term, subject to the articles of incorporation and regulations/bylaws of LCNB and Bank respectively, and in accordance with applicable law.

(g)

Salary Continuation Agreement.  LCNB and Bank will honor the terms of the Salary Continuation Agreement between Citizens and Thomas Beard, dated January 13, 2009, as amended.

6.11

Notification of Certain Matters.  First Capital shall give prompt notice to LCNB of any fact, event or circumstance known to First Capital that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to First Capital or Citizens or (ii) would cause or constitute a material breach of any of First Capital’s representations, warranties, covenants or agreements contained herein.

6.12

Intentionally blank.

6.13

Consents.  First Capital shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

6.14

Insurance Coverage.  First Capital shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

6.15

Correction of Information.  First Capital shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

6.16

Confidentiality.  Except for the use of information in connection with the Proxy Statement/Prospectus described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of First Capital and LCNB pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the mailing of the Proxy Statement/Prospectus to the First Capital shareholders, this Section 6.16 shall not apply to information included in the Proxy Statement/Prospectus to be sent to the shareholders of First Capital under Section 6.03.  First Capital and LCNB agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement.  First Capital and LCNB agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of First Capital or LCNB to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information.  In the event the transactions contemplated by this Agreement are not consummated, First Capital and LCNB agree to return all copies of the Information provided to the other promptly.

6.17

Regulatory Matters.  LCNB, First Capital and each of their Subsidiaries shall cooperate and each of them agrees to use its reasonable best efforts to remediate any order, decree, formal or informal agreement, memorandum of understanding or similar agreement by First Capital or Citizens with, or a commitment letter, board resolution or similar submission by First Capital or Citizens to, or supervisory letter from any Regulatory Authority to First Capital or Citizens, to the satisfaction of such Regulatory Authority.

6.18

Indemnification.

(a)

For a period of six (6) years after the Effective Time, LCNB shall indemnify each Person who served as a director or officer of First Capital on or after the date of this Agreement and before the Effective Time (the “Indemnified Parties”), to the fullest extent provided by the First Capital Articles and the First Capital Regulations, from and against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that such Person was a director or officer of First Capital; provided, however, that any such indemnification shall be subject to compliance with the provisions of applicable state and federal laws.

(b)

Before the Effective Time, First Capital shall purchase a policy of directors’ and officers’ liability insurance (“D&O Policy”) to be effective for a period of up to four (4) years following the Effective Date, on terms no less advantageous than those contained in First Capital’s existing directors’ and officers’ liability insurance policy; provided, however, that the premium on the D&O Policy shall not exceed $60,000.

(c)

The obligations of LCNB provided for in this Section 6.18 are intended to be enforceable against LCNB directly by Indemnified Parties and shall be binding on all respective successors and permitted assigns of LCNB.

6.19

Intentionally blank.

6.20

Environmental Assessments. First Capital hereby agrees to permit LCNB to engage, at the expense of LCNB, a qualified consultant, mutually agreeable to First Capital and LCNB, to conduct a Phase I Environmental Site Assessment in accordance with the requirements of ASTM E1527-05 “Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Practice “ (“Phase I”) of each parcel of real estate owned by First Capital or Citizens, including real estate acquired by Citizens upon foreclosure.

6.21

Tax Treatment.   Neither LCNB nor First Capital shall take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede or delay the Merger from qualifying as reorganizations within the meaning of Section 368(a) of the Code.

ARTICLE VII
Conditions to Consummation of the Merger; Closing

7.01

Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each of LCNB and First Capital to consummate the Merger is subject to the fulfillment or written waiver by LCNB and First Capital prior to the Effective Time of each of the following conditions:

(a)

Shareholder Approval. This Agreement and the Merger shall have been duly adopted and approved by the requisite vote of the shareholders of First Capital.

(b)

Regulatory Approvals.  All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the LCNB Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on LCNB and Bank taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the LCNB Board reasonably determines (A) would either before or after the Effective Time be unduly burdensome and (B) had the LCNB Board known such conditions, restrictions or requirements would be contained in the approval, LCNB would not have entered into this Agreement.  For purposes of this Section 7.01(b), any regulatory approval that does not result in the termination of all outstanding Regulatory Orders applicable to First Capital and/or Citizens, if any, prior to or at the Effective Time shall be deemed to have a Material Adverse Effect on LCNB and Bank taken as a whole after giving effect to the consummation of the Merger.

(c)

No Injunction.  No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

7.02

Conditions to Obligation of First Capital.  The obligation of First Capital to consummate the Merger is also subject to the fulfillment or written waiver by First Capital prior to the Effective Time of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of LCNB set forth in this Agreement shall be true and correct, subject to Section 5.02,  as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and First Capital shall have received a certificate, dated the Effective Date, signed on behalf of LCNB by the chief executive officer and the chief financial officer of LCNB, to such effect.

(b)

Performance of Obligations of LCNB.  LCNB shall have performed in all material respects all obligations required to be performed by LCNB under this Agreement at or prior to the Effective Time, and First Capital shall have received a certificate, dated the Effective

Date, signed on behalf of LCNB by the Chief Executive Officer and the Chief Financial Officer of LCNB to such effect.

(c)

D&O Policy.  First Capital shall have procured the D&O Policy in accordance with the terms and subject to the conditions of Section 6.18(b).

7.03

Conditions to Obligation of LCNB.  The obligation of LCNB to consummate the Merger is also subject to the fulfillment or written waiver by LCNB prior to the Effective Time of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of First Capital set forth in this Agreement shall be true and correct, subject to Section 5.02,  as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and LCNB shall have received a certificate, dated the Effective Date, signed on behalf of First Capital by the Chief Executive Officer and the Chief Financial Officer of First Capital to such effect.

(b)

Performance of Obligations of First Capital.  First Capital shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and LCNB shall have received a certificate, dated the Effective Date, signed on behalf of First Capital by the Chief Executive Officer and the Chief Financial Officer of First Capital to such effect.

(c)

Consents.  First Capital shall have obtained the consent or approval of each person (other than Governmental Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, in LCNB’s reasonable estimate have a Material Adverse Effect, after the Effective Time, on the Surviving Corporation.

(d)

FIRPTA Certification.  LCNB shall have received a statement executed on behalf of First Capital, dated as of the Effective Date, satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3) (and complying with Treasury Regulations Section 1.897-2(h)) in a form reasonably applicable to LCNB certifying that the First Capital Common Shares do not represent United States real property interests within the meaning of Section 897 of the Code and the Treasury regulations promulgated thereunder.

(e)

Dissenting Shares.  The holders of not more than ten percent of the outstanding First Capital Common Shares shall have perfected their dissenters’ rights under Section 1701.85 of the OGCL in connection with the transactions contemplated by this Agreement.

(f)

Real Estate.  There shall have been no condemnation, eminent domain or similar proceedings commenced or threatened in writing by any Government Authority with respect to any real estate owned by First Capital or Citizens, including real estate acquired in connection with foreclosure, which proceeding could have a Material Adverse Effect.  Either (i)

the results of each Phase I as reported shall be satisfactory to LCNB or (ii) any violation or potential violation of the representations and warranties contained in Section 5.03(p) of this Agreement disclosed in a Phase I report shall have been remedied by First Capital or Citizens to the reasonable satisfaction of LCNB.

(g)

D&O Policy.  First Capital shall have procured the D&O Policy in accordance with the terms and subject to the conditions of Section 6.18(b).

(h)

Intentionally blank.

 (i)

No Material Adverse Effect.  From the date of this Agreement, there shall not have occurred any event, circumstance or development that has had or could reasonably be expected to have a Material Adverse Effect on First Capital.

7.04

Closing  Subject to Article VII of this Agreement, the consummation of the transactions contemplated by this Agreement shall be held at the offices of Dinsmore & Shohl LLP in Columbus, Ohio on the Effective Date.

ARTICLE VIII

Termination

8.01

Termination.  This Agreement may be terminated, and the Merger may be abandoned:

(a)

Mutual Consent.  At any time prior to the Effective Time, by the mutual written consent of LCNB and First Capital, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b)

Breach.  At any time prior to the Effective Time, by LCNB or First Capital upon written notice to the other party, if its board of directors so determines by vote of a majority of the members of the entire board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

(c)

Delay.  At any time prior to the Effective Time, by LCNB or First Capital upon written notice to the other party, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Parent Merger is not consummated by June 30, 2013, except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

(d)

No Approval.  By First Capital or LCNB upon written notice to the other party, if its board of directors so determines by a vote of a majority of the members of its entire board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied or (ii) the First Capital shareholders fail to adopt this Agreement and approve the Merger at the First Capital Meeting.

(e)

Payment Pursuant to Section 6.06.  Upon a payment made to LCNB in accordance with Section 6.06, this Agreement shall automatically terminate without further act or action by either First Capital or LCNB.

8.02

Effect of Termination and Abandonment, Enforcement of Agreement.  In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.  Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

ARTICLE IX

Miscellaneous

9.01

Survival.  No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.10 and 6.18 and this Article IX, which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.04, 6.05(b), 6.05(c), 8.02, and this Article IX, which shall survive such termination).

9.02

Waiver; Amendment.  Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the First Capital Meeting, this Agreement may not be amended if it would violate the OGCL.

9.03

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall constitute an original, but all of which together shall constitute but one instrument.  Signatures transmitted by facsimile shall have the same effect as original signatures.

9.04

Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within the State of Ohio.

9.05

Expenses.  Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.  All fees to be paid to Regulatory

Authorities in connection with the transactions contemplated by this Agreement shall be shared equally between LCNB and First Capital.

9.06

Notices.  All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, sent by telecopier/facsimile (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to First Capital, to:	First Capital Bancshares, Inc. 33 West Main Street Chillicothe, OH 45601 Fax: 740-775-6782 Attention: John Kochensparger, Chairman
With a copy to:	Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, NW Washington, D.C. 20015-2035 Fax: 202-362-2902 Attention: Kip A. Weissman, Esq.
If to LCNB, to:	LCNB Corp. 2 North Broadway P.O. Box 59 Lebanon OH 45036-0059 Fax: 513-933-5262 Attention: Stephen P. Wilson, Chairman & CEO
With a copy to:	Dinsmore & Shohl LLP 255 E. Fifth Street Suite 1900 Cincinnati, Ohio 45202 Fax: 513-977-8141 Attention: Susan B. Zaunbrecher, Esq.

9.07

Entire Understanding; No Third Party Beneficiaries.  This Agreement, the Voting Agreement and any separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than such Voting Agreement or any such separate agreement).  Nothing in this Agreement, whether express or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.08

Interpretation; Effect.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

9.09

Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

9.10

Successors and Assigns; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

AGREEMENT AND PLAN OF MERGER

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

FIRST CAPITAL BANCSHARES, INC.

By

/s/ John Kochensparter

Name:

John Kochensparger

Title:

Chairman

LCNB CORP.

By

/s/ Stephen P. Wilson

Name:

Stephen P. Wilson

Title:

Chairman & CEO

Signature Page
S-1

EXHIBIT A

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of  ________, 2012, by and among LCNB Corp., a financial holding company incorporated under Ohio law (“LCNB”), and the undersigned shareholders (collectively, the “Shareholders”) of First Capital Bancshares, Inc., a bank holding company incorporated under Ohio law (“First Capital”).

WHEREAS, the Shareholders, who make up the First Capital Board of Directors, collectively own [_________] shares of common stock, [no par value], of First Capital (such common shares, together with all shares of First Capital which may hereafter be acquired by the Shareholders prior to the termination of this Agreement, shall be referred to herein as the “Shares”);

WHEREAS, LCNB and First Capital propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, that First Capital will merge with and into LCNB pursuant to the Parent Merger (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement); and

WHEREAS, LCNB and First Capital have made it a condition to their entering into the Merger Agreement that the Shareholders agree to vote the Shares in favor of the adoption of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE 1

Voting of Shares

1.1

Voting Agreement.  The Shareholders hereby agree that, during the time this Agreement is in effect, at any meeting of the shareholders of First Capital, however called, and in any action by consent of the shareholders of First Capital, they shall vote their Shares:  (i) in favor of the adoption of the Merger Agreement (as amended from time to time) and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between First Capital or any of its Subsidiaries and any person or entity other than LCNB or Bank, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of First Capital under the Merger Agreement or that would result in any of the conditions to the obligations of First Capital under the Merger Agreement not being fulfilled.  The parties hereto acknowledge and agree that nothing contained herein is intended to restrict any Shareholder from voting or otherwise acting in the Shareholder’s capacity as a director of First Capital or Citizens with respect to any matter.

ARTICLE 2

Representations and Warranties

Each of the Shareholders hereby represents and warrants to LCNB as follows:

2.1

Authority Relative to this Agreement.  Each of the Shareholders has all necessary power and authority or capacity, as the case may be, to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transaction contemplated hereby.  This Agreement has been duly and validly executed and delivered by each of the Shareholders and constitutes a legal, valid and binding obligation of each such Shareholder, enforceable against each such Shareholder in accordance with its terms.

2.2

No Conflict.

(a)

The execution and delivery of this Agreement by the Shareholders do not, and the performance of this Agreement by them will not (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to them or by which the Shares are bound, or (ii) result in any breach of or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any such Shareholder is a party or by which any such Shareholder or any Shares are bound, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by any Shareholder of his, her or its obligations under this Agreement.

(b)

The execution and delivery of this Agreement by the Shareholders do not, and the performance of this Agreement by them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body.

2.3

Title to the Shares.  Each of the Shareholders is the owner of the number and class of Shares specified on Exhibit A hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever except as otherwise specified on Annex I.  No Shareholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.  Each Shareholder has sole voting power with respect to his, her or its Shares except as otherwise specified on Exhibit A.

ARTICLE 3

Additional Covenants

3.1

Transfer of the Shares.  Each of the Shareholders hereby covenants and agrees that, during the term of this Agreement, the Shareholder will not, without the prior written consent of LCNB, sell, pledge, transfer, or otherwise voluntarily dispose of any of the Shares which are owned by the Shareholder or take any other voluntary action which would have the effect of removing the Shareholder’s power to vote his, her or its Shares or which would otherwise be inconsistent with this Agreement.

ARTICLE 4

Miscellaneous

4.1

Termination.  This Agreement shall terminate on the earlier to occur of (i) the date of consummation of the Merger and (ii) the date of termination of the Merger Agreement for any reason whatsoever.

4.2

Specific Performance.  The Shareholders agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that LCNB shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

4.3

Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

4.4

Amendment.  This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

4.5

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.6

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

4.7

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

4.8

Assignment.  This Agreement shall not be assigned by operation of law or otherwise.

4.9

Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

VOTING AGREEMENT

Signature Page

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above.

SHAREHOLDERS	LCNB CORP.
_____________________________________ [Name]	By:___________________________________ Name:_________________________________ Title:__________________________________
_____________________________________ [Name]
_____________________________________ [Name]

ANNEX I

Shareholder	Address and Facsimile	Number of Shares

B-1